                                                                 Exhibit 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the Registration Statement) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust") (File Nos. 2-38613 and 811-2031), of my opinion dated January 23, 2006, appearing in Post-Effective Amendment No. 59 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 2006.

                                       CHRISTOPHER R. BOHANE
                                       ----------------------------------------
                                       Christopher R. Bohane
                                       Assistant Clerk and Assistant Secretary

Boston, Massachusetts
November 24, 2006